UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2019

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:

Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07                                                              Submission of Matters to a Vote of Security Holders.

FVCBankcorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 22, 2019 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected directors for a one year term and ratified the Company’s appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2019.  The voting results for each proposal are as follows:

1.              To elect twelve (12) persons as directors of the Company for a one year term, expiring at the 2020 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Vote
David W. Pijor	7,701,005	9,875	3,188,015
L. Burwell Gunn	7,701,460	9,420	3,188,015
Morton A. Bender	7,654,583	56,297	3,188,015
Patricia A. Ferrick	7,681,191	29,689	3,188,015
Scott Laughlin	7,701,644	9,236	3,188,015
Thomas L. Patterson	7,697,943	12,937	3,188,015
Devin Satz	7,704,723	6,157	3,188,015
Lawrence W. Schwartz	7,698,014	12,866	3,188,015
Sidney G. Simmonds	7,701,644	9,236	3,188,015
Daniel M. Testa	7,699,220	11,660	3,188,015
Philip “Trey” R. Wills III	7,703,934	6,946	3,188,015
Steven M. Wiltse	7,701,259	9,621	3,188,015

2.              To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the year ended December 31, 2019:

For	Against	Abstain	Broker Non-Vote
10,826,053	72,842	—	—

There have been no settlements between the Company and any other person with respect to terminating any solicitation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: May 24, 2019